Exhibit 99.2

MEMORANDUM FOR LENDERS

Aetna Inc.
Term Loan Credit Agreement

November 21, 2016

Reference is made to the First Amendment (the “Amendment”) dated as of the date hereof to the Term Loan Credit Agreement dated as of July 30, 2015 (the “Credit Agreement”), among Aetna Inc. (the “Company”), the Lenders party thereto and Citibank, N.A. (“Citi”), as Administrative Agent. Capitalized terms used but not defined herein shall have the meaning assigned to them in the Amendment.
We are pleased to inform you that documents responsive to the requirements of Section 4 of the Amendment have been received. Accordingly the Administrative Agent hereby notifies you that the Amendment has become effective as of November 21, 2016.

We thank you for assisting the Company in completing this important transaction.